HAWKINS ACCOUNTING
CERTIFIED PUBLIC ACCOUNTANT                     341 MAIN STREET SALINAS CA 93901
                                               (831) 758-1694 FAX (831) 758-1699


                                        June 14, 1999

                 CONSENT OF INDEPENDENT AUDITOR

As the independent auditor for Home.Web, Incorporate, I hereby consent to the incorporation by reference in this Form 10SB Statement of my report, relating to the financial statements and financial statement schedules of Home.Web, Incorporated for the years ended December 31, 1998 and 1997 included on Form 10SB.

I further consent to the incorporation of my review report and financial statements by reference in the Form 10-QSB. These statements cover the period for March 31, 1999 and 1998.

                              /s/ Hawkins Accounting

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